Refinancing Exchange Agreement

July 20, 2010

Kornitzer Capital Management, Inc.

5420 W. 61st Place

Shawnee Mission, Kansas  66205

Re:  Exchange of Convertible Senior Subordinated Notes

Ladies and Gentlemen:

Reference is hereby made to the Indenture (the “Old “3.625% Indenture”), dated as of February 24, 2005, by and among Lions Gate Entertainment Inc., a Delaware corporation (the “Issuer”), Lions Gate Entertainment Corp., a British Columbia corporation (the “Company”), and J.P. Morgan Trust Company, National Association or its successor (the “Trustee”), relating to the Issuer’s 3.625% Convertible Senior Subordinated Notes due 2025 (CUSIP No. 535919 AG 9) (the “Old 3.625% Notes”), and the Indenture (the “Old 2.9375% Indenture” and together with the Old 3.625% Indentures, the “Old Indentures”), dated as of October 4, 2004, by and among the Issuer, Company, and Trustee, relating to the Issuer’s 2.9375% Convertible Senior Subordinated Notes due 2024 (CUSIP No. 535919 AF 1) (the “Old 2.9375% Notes” and, together with the Old 3.625% Notes, the “Old Notes”).  The Issuer and the parties listed on Schedule 1 (each, a “Holder” and collectively the “Holders”) hereby agree as follows (this Refinancing Exchange Agreement being referred to hereinafter as this “Agreement”):

1.                  Exchange of Old Notes.

(a)                On the terms and subject to the conditions of this Agreement, each Holder hereby agrees to sell, transfer and deliver to the Issuer, and the Issuer hereby agrees to accept from each Holder, Old 3.625% Notes and/or Old 2.9375% Notes in the aggregate principal amount set forth opposite such Holder’s name with respect to each series on Schedule 1 hereto in exchange for notes (“New 3.625% Notes”) to be issued by the Issuer substantially in the form attached as Exhibit A hereto and notes (“New 2.9375% Notes” and, together with the New 3.625% Notes, the “New Notes”) to be issued by the Issuer substantially in the form attached as Exhibit B hereto, respectively, in each case in an aggregate principal amount equal to the aggregate principal amount of the applicable series of such Holder’s Old Notes.

(b)               Each Holder shall deliver to the Issuer, on a date (with respect to each Holder, a “Settlement Date”) to be agreed upon between the Issuer and such Holders (but in no event later than the end of the business day on the date of this Agreement), all of such Holder’s Old Notes by book-entry transfer in accordance with the Old Indenture and the procedures of The Depository Trust Company (“DTC”); provided that, in the event book-entry transfer through DTC is unavailable, such Holder shall deliver its Old Notes to the Issuer duly endorsed in blank, or accompanied by bond powers duly endorsed in blank, in proper form for transfer as promptly as practicable.  For purposes of this Agreement, delivery by a Holder of such Holder’s Old Notes to the Issuer by book-entry transfer shall consist of the Trustee effecting a one-sided withdrawal of such Holder’s Old Notes via DTC’s DWAC system, and such Holder shall, on or prior to the Settlement Date with respect to such Holder, cause to be delivered to the Trustee a letter of instruction containing such information and bearing such signature guarantees as may be required by the Trustee in order for the Trustee to effect such one-sided withdrawal on such Settlement Date.  Upon confirmation that the Holders are prepared to transfer each Holder’s Old Notes to the Issuer by book-entry delivery in accordance with the Old Indentures and the procedures of DTC (or, in the event book-entry transfer through DTC is unavailable, upon delivery as promptly as practicable by such Holder of such Holder’s Old Notes to the Issuer duly endorsed in blank, or accompanied by bond powers duly endorsed in blank, in proper form for transfer), the Issuer shall immediately issue a certificate representing New Notes to such Holder in accordance with the terms and conditions set forth in the New Notes.

2.                  Representations of Issuer. The Issuer represents and warrants to each of the Holders as follows:

(a)                The Issuer has all requisite corporate power and authority to enter into this agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Issuer and constitutes the legal and binding agreement of the Issuer, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally or general principles of equity.

(b)               The execution, delivery and performance by the Issuer of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not as of the date hereof and will not as of the Settlement Date (i) violate the certificate of incorporation or bylaws of the Issuer, (ii) violate any material agreement to which the Issuer is a party or by which the Issuer or any of its property or assets is bound, or (iii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to the Issuer.

(c)                 (i) the issuance of the New Notes on the Settlement Date will be exempt from registration under the Securities Act of 1933 (the “Securities Act”) and (ii) the Issuer will have complied with Section 4(2) of and Regulation D under the Securities Act in connection with the transactions contemplated by this Agreement.

3.                  Representations of Holder. Each Holder represents and warrants to the Issuer as follows:

(a)                The Holder has all requisite corporate power and authority to enter into this agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered

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by the Holder and constitutes the legal and binding agreement of the Holder, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally or general principles of equity.

(b)               The execution, delivery and performance by the Holder of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not as of the date hereof and will not as of the Settlement Date (i) violate the organizational documents of the Holder, (ii) violate any material agreement to which the Holder is a party or by which the Holder or any of its property or assets is bound, or (iii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to the Holder.

(c)                The Holder acknowledges that the New Notes have not been registered under the Securities Act or under any state securities laws and that the Holder is acquiring the New Notes pursuant to an exemption from registration under the Securities Act.  The Holder understands that they may not sell or otherwise dispose of any of the New Notes except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, and that they may therefore be required to hold such New Notes indefinitely.

(d)               The Holder is an “accredited investor” as that term is defined by Rule 501 of the Securities Act, and has such knowledge and experience in financial and business matters and in investments of this type that they are capable of evaluating the merits and risks of their investment in the New Notes and of making an informed investment decision.  The Holder is able to bear the economic risk of an investment in the New Notes.

4.                  Indemnification.  The Issuer shall indemnify and hold harmless each Holder (an “Indemnified Party”) from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) and expenses (including reasonable costs of investigations and legal expenses) (each a “Loss” and collectively “Losses”), to which such Indemnified Party may become subject, to the extent that such Losses arise out of or are based upon a breach by the Issuer of any representation or covenant contained in this Agreement.  The indemnity provided in this Section 5 shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party and shall survive the exchange of Old Notes pursuant to this Agreement or any sale or transfer by the Holder of New Notes or any securities of the Issuer or the Company into which such notes may be converted or exchanged.

5.                  Fees and Expenses.  The Issuer shall pay the reasonable costs and expenses of outside counsel to the Holders in connection with the transactions consummated by this Agreement, subject to a cap of $50,000 in the aggregate on such fees and expenses.

6.                  Governing Law; Waiver of Trial by Jury.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE EXECUTED AND PERFORMED ENTIRELY IN SUCH STATE.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED

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BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

7.                  Miscellaneous.  This Agreement constitutes the entire agreement between the Issuer and each of the Holders with respect to the subject matter hereof.  The Company is an intended third-party beneficiary of this Agreement.  Except as provided in the preceding sentence, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Issuer or any Holder without the prior written consent of the other.  Any purported assignment without such consent shall be void.  This Agreement may only be amended by a writing signed by all the parties hereto.  Each party agrees that money damages would not be a sufficient remedy for any breach of this Agreement by any party and that each non-breaching party shall be entitled to specific performance, injunctive, rescissionary or other equitable relief as a remedy for any such breach.

[Signature page follows.]

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Signature Page

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Issuer and each of the Holders in accordance with its terms.

Very truly yours,

LIONS GATE ENTERTAINMENT INC.

By:   /s/
        Name:
        Title:

Signature Page

Acknowledged and agreed:

KORNITZER CAPITAL MANAGEMENT, INC.

By:   /s/

        Name:

        Title:

Schedule 1

	Aggregate Principal Amount ($) of	Aggregate Principal Amount ($)
Name of Holder	Old 3.625% Notes and New 3.625% Notes	Old 2.9375% Notes and New 2.9375% Notes

Kornitzer Capital Management, Inc.	$36,009,000	$63,709,000

Exhibit A

[See attached]

Exhibit B

[See attached]